ASSIGNMENT OF OFFICE LEASE

THIS ASSIGNMENT OF OFFICE LEASE (ASSIGNMENT) is entered into this January 31 day of 1996, by and between EVERGREEN TRUST D.B.A. EVERGREEN CORPORATE CENTER (Landlord), NORTHERN ARIZONA EYE CLINIC, (Tenant) and VISTA LASER CENTERS OF THE SOUTHWEST, INC. (Assignee).

                                 RECITALS

  A.)   On or about December 28, 1992, Landlord and Tenant entered into that certain lease agreement (Lease) pertaining to the lease of Suite 100 (Premises), Evergreen Corporate Center, 15100 N. 78th Way, Scottsdale, AZ. 85260

  B.)   The parties wish to amend the Lease as hereunder provided.

                                AGREEMENTS:

1) Landlord here!n consents to the Assignment of the above referenced lease to VISTA LASER CENTERS OF THE SOUTHWEST, INC (Assignee). Tenant agrees that this assignment shall not relieve Tenant of any responsibility for payment or performance of the terms, covenants and conditions of the lease in the event of Assignee's default on the lease agreement.

2) VISTA LASER CENTERS OF THE SOUTHWEST, INC agrees to be fully bound to Lessor to perform all covenants, conditions and payments in regards to the lease.

3) The assignment of this lease shall not be deemed a consent to any subsequent assignment of the lease.

AGREED:

LANDLORD:   /s/  C.N. Ray
            ----------------------------
Evergreen Trust, DBA;
Evergreen Corporate Center


TENANT:     /s/ J. Charles Casebeer
            ----------------------------
Northern Arizona Eye Clinic, Inc.



ASSIGNEE:   /s/ J. Charles Casebeer
            ----------------------------
VISTA LASER CENTERS OF THE SOUTHWEST, INC.